Registration No. 333-
_______________________________________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MillerKnoll, Inc.
(Exact Name of Registrant as Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation or Organization)	38-0837640 (IRS Employer Identification Number)

855 East Main Avenue Zeeland, MI (Address of Principal Executive Offices)	49464 (Zip Code)
MillerKnoll, Inc. 2023 Long-Term Incentive Plan
(Full Title of the Plan)

Jacqueline H. Rice MillerKnoll, Inc. 855 East Main Avenue Zeeland, Michigan 49464 (Name and Address of Agent for Service)	Copies to:	Kimberly Baber Varnum LLP 333 Bridge Street N.W., Suite 1700 Grand Rapids, Michigan 49504

(616) 654-3000
(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by the Registrant to register an additional 8,300,000 shares of the Registrant’s common stock (the “Common Stock”), which may be issued pursuant to the MillerKnoll, Inc. 2023 Long-Term Incentive Plan (the “Plan”). These additional shares were added to the Plan as a result of an amendment and restatement of the Plan approved by shareholders of the Registrant on October 16, 2023.

This Registration Statement is filed pursuant to General Instruction E to Form S-8. The contents of the Registration Statement on Form S-8, File No. 333-251572, filed by the Registrant on December 22, 2020, are incorporated in this Registration Statement by reference and made a part hereof, to the extent not modified or superseded by the contents of this Registration Statement or by any subsequently filed document incorporated by reference herein or therein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
The following documents filed by the Company with the Securities and Exchange Commission are incorporated in this registration statement by reference:

(a)    The Company’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)    All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

(c)    The description of the Company’s common stock contained in the Company’s registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the date of filing of such documents.

Item 8.	Exhibits.
Exhibit Number	Document

4.1	Restated Articles of Incorporation, dated October 19, 2021, incorporated by reference to Exhibit 3(a) of the Registrant’s Form 10-Q Report filed with the SEC on January 5, 2022.

4.2	Amended and Restated Bylaws, dated April 18, 2023, incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K Report filed with the SEC on April 20, 2023.

4.3
Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, incorporated by reference to Exhibit 4.2 of the Registrant’s Form 10-K Report filed with the SEC on July 26, 2022.

5*	Opinion of Varnum LLP.

10(1)	Amended and Restated MillerKnoll, Inc. Employee Stock Purchase Plan, incorporated by reference to Appendix C to the Company’s proxy statement filed with the SEC on September 1, 2023.

23.1*	Consent of KPMG LLP.

23.2*	Consent of Varnum LLP (included in Exhibit 5 and incorporated herein by reference).

24*	Powers of Attorney (included on the signature page to this Registration Statement).
107*	Filing Fee Table.
________________
* Filed herewith
(1) Denotes compensatory plan or arrangement.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Zeeland, State of Michigan, on this 17th day of October, 2023.

MillerKnoll, Inc. (Registrant)

/s/ Jeffrey M. Stutz
Jeffrey M. Stutz Chief Financial Officer

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrea R. Owen and Jeffrey M. Stutz, and each of them, as attorney-in-fact and agent, with full power of substitution and re-substitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any such substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Date: October 17, 2023	/s/ Andrea R. Owen
Andrea R. Owen, President, CEO (Principal Executive Officer), and Director

Date: October 17, 2023	/s/ Jeffrey M. Stutz
Jeffrey M. Stutz, CFO (Principal Financial Officer and Principal Accounting Officer)

Date: October 17, 2023	/s/ Douglas D. French
Douglas D. French, Director

Date: October 17, 2023	/s/ John R. Hoke III
John R. Hoke III, Director

Date: October 17, 2023	/s/ Lisa A. Kro
Lisa A. Kro, Director

Date: October 17, 2023	/s/ Heidi J. Manheimer
Heidi J. Manheimer, Director

Date: October 17, 2023	/s/ Candace S. Matthews
Candace S. Matthews, Director

Date: October 17, 2023	/s/ Michael C. Smith
Michael C. Smith, Director

Date: October 17, 2023	/s/ Michael R. Smith
Michael R. Smith, Director

Date: October 17, 2023	/s/ Michael A. Volkema
Michael A. Volkema, Director